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                                                                       EXHIBIT 1


                            DEALER MANAGER AGREEMENT

                                                             __________ __, 1996


MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1329

Ladies and Gentlemen:

   Ohio Edison Financing Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.) all of whose trust interests represented by common securities (the "Common Securities") are held by Ohio Edison Company, an Ohio corporation (the "Company"), proposes to issue its ___% Trust Originated Preferred Securities ("TOPrS") representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities") in exchange for up to 3,600,000 shares of the Company's 7.75% Class A Preferred Stock, $25 Par Value (the "Target Securities"). The Preferred Securities shall have the designation, preferences, rights, powers and restrictions set forth in the Trust's Amended and Restated Declaration of Trust (the "Declaration"). The Preferred Securities will be guaranteed by the Company to the extent described in the Prospectus (as hereinafter defined) and as set forth in the Preferred Securities Guarantee Agreement to be dated as of __________ ___, 1996 (the "Guarantee"), between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"). The offer to exchange securities described above is herein referred to as the "Exchange Offer" and any exchange of Preferred Securities for Target Securities pursuant to the Exchange Offer is herein referred to as an "Exchange". In connection with the Exchange Offer, the Company will deposit in the Trust as trust assets its Junior Subordinated Debentures due _________ __, 1996 (the "Debentures") to be issued pursuant to an Indenture dated as of _________ __, 1996 (the "Indenture") between the Company and the Bank of New York, as trustee (the "Debenture Trustee"), and as set forth in the Prospectus.

   Each of the Company and the Trust hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Dealer Manager") as follows:

   1. REGISTRATION STATEMENT, PROSPECTUS AND OFFERING MATERIALS. The Company and the Trust have prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder
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(collectively, the "Securities Act"), a registration statement on Form S-4 covering the registration of the Preferred Securities, the Guarantee and the Debentures (the "prospectus"), and will prepare and file with, or electronically transmit for filing to, the Commission, on or prior to the effective date of such registration statement, amendments to such registration statement, including a final prospectus. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement". The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus", except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424 (b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed with the Commission subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act").

   The Registration Statement, Prospectus and the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Target Securities, letters of transmittal (the "Letters of Transmittal"), notices of guaranteed delivery (the "Notices of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, as amended or supplemented from time to time, are herein collectively referred to as the "Offering Materials".

   2.  EXCHANGE OFFER; AGREEMENT TO ACT AS DEALER MANAGER.

   (a) The Company and the Trust intend to commence the Exchange Offer as soon as practicable after the Registration Statement becomes effective under the Securities Act by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letters of Transmittal and such of the other Offering Materials as is required or as the Company elects to each holder of Target Securities (the date of the commencement of such distribution being herein called the "Commencement Date").
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   (b)   The Company and the Trust hereby retain the Dealer Manager to advise them with respect to the terms and timing of the Exchange Offer and to assist them in the preparation of the Offering Materials and retain and authorize the Dealer Manager to act as dealer manager and to assist the Company and the Trust with the solicitation of Exchanges (each a "Solicitation" and collectively the "Solicitations"). On the basis of the representations and warranties and agreements of the Company and the Trust herein contained and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, the Dealer Manager agrees to advise the Company and the Trust with respect to the terms and timing of the Exchange Offer and to act as Dealer Manager in connection with the Exchange Offer and to assist the Company and the Trust with the Solicitations. The Dealer Manager agrees to use its reasonable best efforts to solicit Exchanges.

   (c) The Company shall furnish the Dealer Manager, or cause the transfer agent or registrar for the Target Securities (respectively, the "Transfer Agent" and "Registrar") to furnish the Dealer Manager, as soon as practicable after the date hereof (to the extent not previously furnished), with cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the Target Securities as of a recent date, together with their addresses, and the number of shares of Target Securities held by them. Additionally, the Company shall use its best efforts to update, or to cause the Transfer Agent or Registrar to update, such information from time to time during the term of this Agreement as may be reasonably requested by the Dealer Manager. Except as otherwise provided herein, the Dealer Manager agrees to use such information only in connection with the Solicitations.
  The Dealer Manager shall act hereunder as an independent contractor and nothing herein contained shall make the Dealer Manager an agent of the Trust, the Company or any of its subsidiaries in connection with any Solicitation. Nothing contained in this Agreement shall constitute the Dealer Manager to be a partner of or joint venturer with the Trust, the Company or any of its subsidiaries.

   (d) The Trust and the Company authorize the Dealer Manager to use the Offering Materials in connection with the Solicitations and for such period of time as any Offering Materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Offering Materials to be transmitted generally to the holders of the Target Securities. The Dealer Manager agrees not to give any written information and not to make any representations to holders of the Target Securities in
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  connection with any Solicitation other than as contained in the Offering
  Materials.

   (e) The Trust and the Company authorize the Dealer Manager to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

   (f) The Trust and the Company agree that any reference to the Dealer Manager in any Offering Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

   3.  COMPENSATION.

   (a) The Company hereby agrees to pay to the Dealer Manager for services rendered and to be rendered by them in connection with the Exchange Offer a fee (the "Management Fee") equal to $__ per share of Target Securities accepted in the Exchange Offer. The Management Fee shall be paid only if the Exchange Offer is consummated, and shall be paid within one week of the consummation of the Exchange Offer. In addition, the Company agrees to reimburse the Dealer Manager directly for all of its reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of the law firm acting as legal counsel for the Dealer Manager.

   (b) The Company agrees to pay, or cause to be paid to, each soliciting dealer (including the Dealer Manager acting as a soliciting dealer) whose name has been inserted in the space provided in the Letter of Transmittal for that purpose a fee (the "Soliciting Dealer Fee") equal to $__ per share of Target Securities validly tendered, accepted by the Company and exchanged for Preferred Securities pursuant to the Exchange Offer; PROVIDED, HOWEVER, that no such fee shall be paid with respect to Target Securities tendered, directly or indirectly, by soliciting dealers for their own account and such fee shall not be remitted, in whole or in part, to the beneficial owner of such Target Securities. The Soliciting Dealer Fee shall be payable to the soliciting dealers within one week of the consummation of the Exchange Offer.

   4. CERTAIN COVENANTS OF THE TRUST AND THE COMPANY. Each of the Company and the Trust jointly and severally covenants with the Dealer Manager:

   (a) To use its best efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective and to notify the Dealer Manager
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  immediately and, if requested by the Dealer Manager, to confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Offering Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Offering Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or (B) the issuance by the Commission of any order preventing or suspending the use of any of the Offering Materials or (C) the suspension of the qualification of the Preferred Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (D) the institution or threatening of any proceedings for any of such purposes or (E) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the Target Securities tendered pursuant to the Exchange Offer. The Company and the Trust will make every reasonable effort to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

   (b) Prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of such proposed amendments or supplements to the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any such amendment or supplement to the Registration Statement, the Prospectus or the other Offering Materials.

   (c) To furnish promptly to the Dealer Manager, without charge, one signed copy of the Registration Statement, all amendments thereto and any other filing with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement becomes effective.

   (d) To furnish promptly to the Dealer Manager, without charge, as soon as the Registration Statement shall have become effective and during the period mentioned in the second sentence of paragraph (e) below such number of copies of the Prospectus and the other Offering Materials (as supplement or amended) as the Dealer Manager may reasonably request and to cause all amendments and supplements filed with the Commission to be distributed to holders of the
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  Target Securities as may be required by the Securities Act and the Exchange
  Act.

   (e) To comply in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the Offering Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable.
  If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with any Solicitation or Exchange any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Materials, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials to comply with the requirements of the Securities Act or Exchange Act, the Trust will promptly prepare, file with or electronically transmit for filing to, the Commission, subject to Section 4(b) of this Agreement, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and address will be furnished to the Company by the Dealer Manager) to which Preferred Securities may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Materials comply with such requirements.

   (f) To endeavor, in cooperation with the Dealer Manager, to qualify the Preferred Securities for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Company and the Trust may elect and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer; PROVIDED, HOWEVER, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

   (g) To make generally available to its security holders and to the Dealer Manager as soon as practicable an
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  earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

   (h) To use its best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, as soon as practicable after the date hereof.

   (i) To pay all costs and expenses incurred in connection with the performance of its obligations in connection with this Agreement and the Solicitations including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and the other Offering Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Dealer Manager, (ii) the preparation and distribution of this Agreement, certificates for the Preferred Securities and any Blue Sky surveys, (iii) the distribution of the Offering Materials to the holders of the Target Securities, (iv) the fees and disbursements of counsel to the Company and the Trust, counsel to the Dealer Manager and the Company's and the Trust's accountants, (v) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 4(f) and any filing for review of the Exchange Offer with the NASD (including filing fees and fees and disbursements of counsel for the Dealer Manager in connection with such filing with the NASD), (vi) the fees and expenses of the Transfer Agent, the Registrar, the Trustees of the Trust (the "Trustees"), the Indenture Trustee (as defined herein), the Information Agent and the Exchange Agent and (vii) all other costs and expenses incident to the Solicitations incurred by the Trust and the Company and its subsidiaries. The Company agrees to pay all of the aforementioned costs and expenses whether or not the Exchange Offer is consummated.

   (j) To advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, as of 4:00 P.M on such day with respect to Target Securities tendered as follows:

         (i) the number of shares of Target Securities validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation or receipt of book-entry transfer of such Target Securities into the Exchange Agent's account at a Book-Entry Transfer
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        Facility (as defined in the Prospectus) pursuant to the procedures set forth in the Exchange Offer) on such day; (ii) the number of shares of Target Securities represented by Notices of Guaranteed Delivery on such day; (iii) the number of shares of Target Securities properly withdrawn on such day; and (iv) the cumulative number of shares of Target Securities in categories (i) through (iii) above.

  On the day following such oral communication, the Company shall furnish or cause the Exchange Agent to furnish to the Dealer Manager a written report confirming the above information which has been communicated orally. The Company shall furnish or cause the Exchange Agent to furnish to the Dealer Manager such reasonable information on the tendering holders of Targeted Securities as may be requested from time to time.

   (k) To give the Dealer Manager notice of any change of the expiration time of the Exchange Offer (the "Expiration Time").

   (l) During the period beginning on the date of this Agreement and continuing to and including the Exchange Date, not to offer, sell, contract to sell or otherwise dispose of any (A) securities of the Company or the Trust substantially similar to the Debentures or the Preferred Securities or
  (B) other beneficial interests of the Trust, in each case without the consent of the Dealer Manager.

   (m) In the case of the Company, to issue the Guarantee concurrently with the transfer of the Preferred Securities as contemplated herein.

   5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. Each of the Company and the Trust jointly and severally represents and warrants to and agrees with the Dealer Manager that:

   (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Securities Act, will comply when so filed, in all material respects, as to form with the Securities Act and the Exchange Act; the Registration Statement at the time it becomes effective and the Prospectus and any other Offering Materials, on the Commencement Date and on the date on which the Company commences delivery of the Preferred Securities for exchange of the Target Securities pursuant to the Exchange Offer (such date, the "Exchange Date"), will comply, in all material respects, as to form with the Securities Act and the Exchange Act; each part of the Registration Statement when such part becomes effective will not contain and each such part, as amended, if applicable,
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  will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the Commencement Date and Exchange Date, none of the Prospectus or the other Offering Materials or any amendments or supplements to such Offering Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 5(a) do not apply (A) to statements or omissions made based upon and in conformity with information supplied in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus, any other Offering Materials or any amendments or supplements to any of the foregoing or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   (b) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Declaration, the Indenture and the Guarantee; and this Agreement has been duly authorized, executed and delivered by the Company. The Trust has the business trust power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Trust.

   (c) The Preferred Securities to be issued pursuant to the Exchange Offer will be duly authorized by the Declaration and, when issued in exchange for Target Securities pursuant to the Exchange Offer, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform to all statements relating thereto contained in the Prospectus. Holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

   (d) The Declaration and the Guarantee have been duly authorized by the Company and, as of the Exchange Date, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the Declaration by the Trustees thereunder, the Declaration will, as of the Exchange Date, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of

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  creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. As of the Exchange Date, the Guarantee will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

   (e) The Indenture will be duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Debenture Trustee and upon execution and delivery by the Company, will be enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

   (f) The Debentures to be deposited in the Trust as trust assets in connection with the Exchange Offer have been duly and validly authorized, and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust pursuant to the terms of the Exchange Offer will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

   (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to conduct its business as described in the Prospectus.

   (h) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust"

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  for federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and is not required to be authorized to do business in any other jurisdiction.


   6.  INDEMNIFICATION AND CONTRIBUTION.

   (a) Each of the Company and the Trust agrees jointly and severally: (A) to indemnify and hold the Dealer Manager harmless against any loss, damage, expense, liability or claim (i) which is caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials (including documents incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such loss damage, expense, liability or claim is caused by any such untrue statement or omission or alleged untrue statement or omission based upon the information furnished in writing to the Company or the Trust by the Dealer Manager expressly for use therein; provided, however, that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Dealer Manager, if a copy of the Prospectus (other than documents incorporated by reference therein) as then amended or supplemented or modified (if the Company shall have furnished any amendments, supplements or modifications thereto) had not been sent or given by or on behalf of the Dealer Manager to the person asserting any such loss, damage, expense, liability or claim at or prior to the written confirmation to such person of the acceptance for exchange of such person's Target Securities, or (ii) which arises out of or is based upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer; and (B) to indemnify and hold the Dealer Manager harmless against any other loss, damage, expense, liability or claim which otherwise arises out of or is related to this Agreement or the Exchange Offer or the services provided by the Dealer Manager in connection with this Agreement or the Exchange Offer, except to the extent any such loss, damage, expense, liability or claim referred to in this clause (B) is found by a final judgment of a court of competent jurisdiction to have resulted from the Dealer Manager's gross negligence, bad faith or willful misconduct. The Company and the Trust each jointly and severally agrees to indemnify and hold the Dealer Manager harmless against and reimburse the Dealer Manager for any and all reasonable expenses (including reasonable legal fees and expenses) as such expenses are incurred by the Dealer Manager in connection with investigating, preparing for or defending against any such loss, damage, expense, liability or claim, whether or not resulting in any liability, whether

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  or not the Dealer Manager is a named party in connection therewith and whether or not such loss, damage, expense, liability or claim results from action initiated or brought by or on behalf of the Company or the Trust, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the prior written consent of the Company and the Trust; PROVIDED, HOWEVER, with respect to clause (B) above, that neither the Company nor the Trust shall be liable for any of the foregoing expenses and any amounts previously paid shall be promptly repaid to the extent that any loss, damage, liability or claim is found by a final judgment of a court of competent jurisdiction to have resulted from the Dealer Manager's gross negligence, bad faith or willful misconduct. The Company and the Trust also agree that the Dealer Manager shall not have any liability (whether direct or indirect, in tort, contract or otherwise) to the Company or the Trust or its or their security holders or creditors related to or arising out of this Agreement or the Exchange Offer or the services provided by the Dealer Manager in connection with this Agreement or the Exchange Offer, except to the extent such liability is found by a final judgment of a court of competent jurisdiction to have resulted from the Dealer Manager's gross negligence, bad faith or willful misconduct and except as expressly provided in the next succeeding paragraph.

   The Dealer Manager agrees to indemnify and hold harmless the Company and the Trust to the same extent as the foregoing indemnity from the Company and the Trust to the Dealer Manager contained in Section 6(a)(A)(i) above, but only with reference to information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use in the Offering Materials.

   (b) Promptly after receipt by a person indemnified under this Section 6 of notice of any suit, action, proceeding or investigation with respect to which an indemnified party may be entitled to indemnification hereunder, such indemnified person shall notify the person against whom such indemnity may be sought in writing of the commencement or the written assertion thereof. Following such notification, such indemnifying person may elect in writing to assume the defense of such suit, action, proceeding or investigation and, upon such election, such indemnifying person shall not be liable for any legal costs subsequently incurred by such indemnified person (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) such indemnifying person has failed to provide counsel reasonably satisfactory to such indemnified person in a timely manner, (ii) counsel which has been provided by such indemnifying person reasonably determines that its representation of such indemnified person would present it with a conflict of interest or (iii) the named parties to such suit, action, proceeding or investigation (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. In the event of a determination pursuant to clause (i), (ii) or (iii) above, such indemnifying person may not assume such defense and such indemnified person shall be entitled to retain separate counsel of their choice and the fees and expenses of such separate counsel shall be borne by such indemnifying person. Whether or not such indemnifying person shall have assumed the defense of any suit, action, proceeding or investigation, the Company, the Trust and the Dealer Manager agree to cooperate in the defense thereof and shall furnish such records, information, testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

   (c) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) hereof in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Trust on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including relative benefit. The relative fault of the Company and the Trust on the one hand and of the Dealer Manager on the other
  (i) in the case of any untrue or alleged untrue statement of a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Dealer Manager and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust or their affiliates or by the Dealer Manager, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The Company and the Trust and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this
  Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


   7. CONDITIONS TO DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager hereunder are subject as of the Commencement Date and as of the Exchange Date to the accuracy of the representations and warranties of the Company and the Trust contained herein or in certificates of any officer of the Company or the Trust delivered pursuant to the provisions hereof, to the performance, in all material respects, by the Company and the Trust of their obligations hereunder to be performed, and the following additional conditions:

   (a) On the Commencement Date and the Exchange Date, the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the Company's or the Trust's knowledge, threatened by the Commission.

   (b) On the Commencement Date and the Exchange Date, since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition, financial or other, or in the earnings, business or operations, of the Company and its subsidiaries taken as a whole, from that set forth in the Registration Statement, that in the Dealer Manager's judgment is material and adverse and which makes it, in the Dealer Manager's judgment, impracticable to solicit Exchanges; or (ii) any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 (g)(2) under the Securities Act (a "Rating"); and subsequent to the execution and delivery of this Agreement and prior to the Exchange Date, no notice shall have been given of an intended or potential downgrading of the Rating of any of the Company's securities.

   (c) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

   (d) On the Commencement Date and the Exchange Date, there shall not have been since the respective dates as of which information is given in the Registration Statement any material adverse change, or any development involving a prospective material adverse change, in the financial condition or results of operations of the Trust;

   (e) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received a certificate, dated such date and signed by an Administrative Trustee (as defined in the Declaration) to the effect set forth in clause (d) above and to the effect that the representations and warranties of the Trust contained in this Agreement are true and correct in all material respects as of such date and that the Trust has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

   (f) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received a signed opinion of Anthony J. Alexander, Esq., Senior Vice President and General Counsel of the Company, dated as of such date, to the effect that:

           (i) The Company was duly organized and is validly existing under the laws of the State of Ohio, is duly qualified to do business in the Commonwealth of Pennsylvania as a foreign corporation, and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties owned and used by it in such business;

          (ii) The Trust was duly created and is validly existing in good standing as a business trust under the Delaware Act, and under the Delaware Act and the Declaration, has the power and authority to own property and conduct its business as described in the Prospectus;

           (iii) The summary of the terms of the Preferred Securities and the Debentures contained in the Prospectus fairly describes the provisions thereof required to be described by the registration statement form;

            (iv) The Preferred Securities have been duly authorized by the Declaration, and, when issued and delivered in exchange for Target Securities pursuant to the Exchange Offer, will be validly issued, and subject to the qualifications set forth in such opinion, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights; the certificates for the Preferred Securities are in due and proper form; neither the Company as holder of the Common Securities nor any holder of outstanding shares of capital stock of the Company is entitled to preemptive or other rights to subscribe for the Preferred Securities;

             (v) The Debentures have been duly authorized, executed, authenticated and delivered and constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

            (vi) All legally required proceedings in connection with the authorization, issue and validity of the Preferred Securities and the Debentures and the Exchange of the Preferred Securities by the Trust and the sale of the Debentures by the Company to the Trust in accordance with this Agreement have been taken and all legally required orders, consents or other authorizations or approvals of the Commission, of the Public Utilities Commission of Ohio and of any other public boards or bodies (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdiction, as to which such counsel need not express an opinion) have been obtained;

           (vii) The Indenture, the Declaration and the Guarantee have been duly qualified under the Trust Indenture Act; the Registration Statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

           (viii) This Agreement has been duly authorized, executed and delivered by the Company and the Trust;

              (ix) The execution, delivery and performance by the Company of the Declaration, the Indenture and the Guarantee have been duly authorized by all necessary corporate action on the part of the Company; the Declaration, the Indenture and the Guarantee have been duly executed and delivered by the Company and constitute valid and legally binding instruments of the Company, enforceable against the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

               (x) The Registration Statement, the Prospectus and any supplements or amendments thereto (except for the financial statements and other financial and statistical data therein, as to which such counsel need not express an opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder;

              (xi) Each document incorporated by reference in the Prospectus, as such document was originally filed pursuant to the Securities Act or the Exchange Act (except for the financial statements and other financial and statistical data therein, as to which such counsel need not express an opinion), complied as to form when so filed in all material respects with the requirements of the Securities Act or the Exchange Act pursuant to which it was filed and the applicable rules and regulations of the Commission thereunder;

             (xii) To the best knowledge of such counsel, no order directed to the adequacy of any document incorporated by reference in the Prospectus has been issued by the Commission, and no challenge by the

        Commission has been made to the adequacy of any such document; and

           (xiii) The descriptions in the Registration Statement and Prospectus of franchises, regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate as to legal matters, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not so described (or the descriptions of which are not incorporated by reference therein) as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described (or the descriptions of which are not incorporated by reference therein) or filed as required.

  In rendering such opinion, such counsel may (i) rely as to matters of Pennsylvania law upon the opinion of Robert P. Wushinske, Esq., Vice President, Secretary and General Counsel of the Company's subsidiary, or of such other member or members of the bar of the Commonwealth of Pennsylvania who may be designated for that purpose by the Company and who shall not be unsatisfactory to counsel for the Dealer Manager and (ii) rely as to matters of Delaware law upon the opinion referred to in paragraph (h) of this Section
  7. In addition, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for the financial and statements and other financial and statistical data included therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (g) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received the favorable opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Company and the Trust, covering the matters in paragraph (f) of this Section 7, except subdivision (xiii) thereof and stating that the Trust will not be classified as an association taxable as a corporation for Federal income tax purposes. In rendering such opinion, such counsel may (i) rely as to all matters of Ohio and Pennsylvania law upon the opinion referred to in paragraph (f) of this
  Section 7 and (ii) rely as to all matters of Delaware law upon the opinion provided in paragraph (h) of this Section 7. In addition, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (h) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received the favorable opinion of Richards, Layton & Finger, Delaware counsel to the Company and the Trust, to the effect that (i) the Trust was duly created and is validly existing in good standing as a business trust under the Delaware Act, and under the Delaware Act and the Declaration, has the business trust power and authority to own property and conduct its business as described in the Prospectus; (ii) the Preferred Securities have been duly authorized by the Declaration and, when issued and delivered against payment therefor as provided herein, will be validly issued, and subject to the qualifications set forth in such opinion and described below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive rights; certificates for the Preferred Securities are in due and proper form; (iii) this Agreement has been duly authorized by the Trust; and (iv) no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and Exchange of the Preferred Securities. Such counsel may note that the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may also note that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Security Certificates and the issuance of replacement Preferred Security Certificates, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.

   (i) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received the favorable opinion of Simpson Thacher & Bartlett, counsel for the Dealer Manager, with respect to the issue and exchange of the Preferred Securities. In rendering such opinion, such counsel may (i) rely as to all matters of Ohio and Pennsylvania law upon the opinion referred to in paragraph (f) of this Section 7 and (ii) rely as to all matters of Delaware law upon the opinion provided in paragraph (h) of this Section 7.
  In addition, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for the financial statements or other financial data therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (j) On the Commencement Date and the Exchange Date, the Dealer Manager shall have received from Arthur Andersen LLP, independent public accountants, in form and substance satisfactory to the Dealer Manager and dated as of such date, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement or Prospectus.

   (k) By the Exchange Date, the Company shall have entered into appropriate agreements with the Information Agent and the Exchange Agent for purposes of the Exchange Offer.

   (l) On the Commencement Date and the Exchange Date, the joint and several obligations of the Company and the Trust and the obligations of the Dealer Manager hereunder are subject to the condition that the order or orders of the Public Utilities Commission of Ohio permitting the issuance and Exchange of the Preferred Securities as contemplated hereby and containing no provision unacceptable to the Dealer Manager (it being understood that no order known to the Dealer Manager and in effect on the date hereof contains any such unacceptable provision) shall have been entered not later than the close of business on the day when the public offering price shall be determined and shall be in full force and effect as of the Exchange Date.

   8. TERMINATION. (a) This Agreement shall terminate upon the earliest to occur of (i) the Exchange Date, (ii) the date on which the Dealer Manager give notice to the Company and the Trust that any of the conditions specified in
Section 7 have not been fulfilled as of any date such conditions are required to be fulfilled pursuant to Section 7 or (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) or (iii) being referred to as the "Termination Date").

   (b)   Notwithstanding termination of this Agreement pursuant to subsection
(a) of this Section 8, the obligations of the Company to compensate the Dealer Manager pursuant to Section 3, the representations and warranties contained in
Section 5 and the provisions of Section 6 shall survive any termination of this Agreement.

   9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Dealer Manager shall be directed to Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281-1307, attention: Mr. Richard Vaccari, with a copy to Vincent Pagano Jr., Esq., Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, and notices to the Company and the Trust shall be directed to either of them c/o Ohio Edison Company, 76 South Main Street, Akron, Ohio 44308, attention: Treasurer or Trustees (as the case may be). Any notice under Section 6 hereof may be made by telex or telephone, but if so made, shall be subsequently confirmed promptly in writing.

   10. TOMBSTONE. The Company and the Trust acknowledge that the Dealer Manager may, with the prior review and approval of the Company, which approval shall not be unreasonably withheld, place an announcement in such newspapers and periodicals as the Dealer Manager may choose, stating that the Dealer Manager is or was acting as Dealer Manager and financial advisor to the Company and the Trust in connection with the

Exchange Offer. The costs relating to any such tombstone shall be borne by the Dealer Manager.

   11. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties, indemnities and agreements of the Company and the Trust will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Dealer Manager or any affiliate or controlling person thereof and, subject to Section 8(b), will survive the consummation of the Exchange Offer.

   12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

   13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

   14. SUCCESSORS. This Agreement is made solely for the benefit of the Dealer Manager, the Company and the Trust, and to the extent expressed, the parties indemnified pursuant to Section 6, and no other persons shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the parties indemnified pursuant to Section 6 hereof, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this Agreement, expressed or implied, is intended to confer on holders of the securities of the Trust, the Company or any of its subsidiaries or creditors of the Company or any of its subsidiaries or the respective successors and assigns of such creditors, any rights or remedies under or by reason of this Agreement.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Dealer Manager in accordance with its terms.



                                             Very truly yours,

                                             OHIO EDISON COMPANY


                                             By: _____________________________
                                                 Name:
                                                 Title:


                                             OHIO EDISON FINANCING TRUST  II

                                             By:  Ohio Edison Company,
                                                  as Sponsor


                                              By: ____________________________
                                                  Name:
                                                  Title:


Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED


By: _______________________________
    Name:
    Title: